UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 26, 2022

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock, par value $.01 per share	TDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On January 26, 2022, the Administrative Court of Appeal in Stockholm, Sweden (the “Appellate Court”), issued a ruling in a tax dispute involving the Swedish Tax Authority (“STA”) and a subsidiary of FLIR Systems, Inc. (“FLIR”), which Teledyne Technologies Incorporated (“Teledyne”) acquired on May 14, 2021. The Appellate Court generally affirmed a lower court ruling made in March 2020 resulting in FLIR being assessed an estimated aggregate amount of taxes, penalties and interest of SEK 2.8 billion ($303.0 million). Teledyne does not intend to appeal the decision and expects to pay the tax in the first quarter of 2022. Teledyne plans to continue supporting its businesses and over 500 personnel in Sweden.

Following the quarter ending September 2018, FLIR first disclosed a proposed tax assessment by the STA for the tax year ending December 31, 2012, related to use of tax credits applied against capital gains at one of FLIR’s subsidiaries in Sweden. In March 2020, FLIR received an adverse judgment from the First Instance Court of Sweden regarding the STA’s assessment. FLIR then appealed the decision to the Appellate Court. On January 26, 2022, the Appellate Court generally affirmed the lower court ruling.

Following Teledyne’s acquisition due diligence and extensive analysis including consultation with outside specialists, Teledyne recorded a liability for this uncertain tax position that reflected the most likely outcome for this tax matter.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Dated: January 26, 2022